Exhibit 10.4

Amendment No. 1 to Executive Employment Agreement

This Amendment No. 1 to Executive Employment Agreement (this “Amendment”) is made and entered into as of this 24th day of October, 2022 (the “Amendment Date”), by and between BioStem Technologies, Inc., a Florida corporation (the “Company”), and Jason Matuszewski (“Executive”). The Company and Executive may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties are the parties to that certain Executive Employment Agreement, dated as of July 22, 2022 (the “Employment Agreement”) and now desire to amend the Employment Agreement as set forth herein, and the Employment Agreement may be amended in writing pursuant to Section 18 thereof;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Parties hereby agree as follows:

1.
Defined terms used herein without definition shall have the meanings given in the Employment Agreement.
2.
Pursuant to the provisions of Section 18 of the Employment Agreement, the Employment Agreement is hereby amended as follows:
(a)
The Option Award as referenced in Section 16(a) of the Employment Agreement is hereby terminated and rescinded, and the Option Award Agreement as referenced in Section 16(a) of the Employment Agreement and as attached to the Employment Agreement is hereby terminated and shall hereafter be null and void and of no force or effect and shall no longer be deemed a part of the Employment Agreement.
(b)
On the Amendment Date, the Company hereby issues to Executive an option award to acquire 2,250,000 shares of Common Stock at an exercise price of $2.00 per share (the “Option Award”), pursuant to the Option Agreement as attached hereto as Exhibit A (the “Option Agreement”), which shall be subject to vesting and forfeiture as set forth in the Employment Agreement and the Option Agreement. The Option Award shall be an “Equity Grant” for purposes of the Employment Agreement and shall be subject to the terms and conditions therein.
3.
Other than as amended herein, the Employment Agreement shall remain in full force and effect subject to its terms. Following the Amendment Date, any reference in the Employment Agreement to the “Agreement”) shall be deemed a reference to the Employment Agreement as amended by this Amendment.
4.
This Amendment shall be governed by and construed under the laws of the State of Florida applicable to agreements made and to be performed in that State, without regard to conflicts of laws rules.
5.
This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same

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instrument. The execution of this Amendment may be by actual signature or by signature delivered by facsimile or by e-mail as a portable document format (.pdf) file or image file attachment.

[Signatures to appear on the following page(s).]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Amendment Date.

BioStem Technologies, Inc.

/s/ Andrew Van Vurst_______________
By: Andrew Van Vurst
Title: Chief Operating Officer

EXECUTIVE

/s/ Jason Matuszewski_____________
Jason Matuszewski

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Exhibit A

Option Agreement

(Attached)